DERIVED INFORMATION 7/26/05

[$278,125,000]
Loan Group 1 Senior Bonds Offered
(Approximate)

[$790,000,100]
Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2005-6

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials (the “Information”) has been provided by Credit Suisse First Boston LLC (“CSFB”).

The Information contained herein is preliminary and subject to change. The Information does not include all of the information required to be included in the final prospectus relating to the certificates. As such, the Information may not reflect the impact of all structural characteristics of the certificates. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Prospective investors in the certificates should read the relevant documents filed, or to be filed, with the Securities and Exchange Commission (the “Commission”) because they contain important information. Such documents may be obtained without charge at the Commission’s website. Although a registration statement (including the base prospectus) relating to the certificates discussed in this communication has been filed with the Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not yet been filed with the Commission. Prospective purchasers are recommended to review the final prospectus and prospectus supplement relating to the certificates (“Offering Documents”) discussed in this communication.

Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the CSFB trading desk or from the Commission’s website.

There shall not be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse First Boston LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Statistical Collateral Summary– Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 8/01/05 cutoff date. Approximately 23.9% of the mortgage loans do not provide for any payments of principal in t he first two, three, five, seven or ten years following origination. The final numbers will be found in the prospectus supplement. Thirty-day delinquencies and sixty-day delinquencies will rep resent less than 1.5% and 0.5% of the Mortgage Loans, respectively. The Original Loan-to-Value (OLTV) ratio displayed in the tables  below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Counterparty			Collateral Info	Group	TOTAL
Underwriter	Credit Suisse First Boston, LLC.		Gross WAC	7.21%	7.20%
Issuer	Home Equity Asset Trust 2005-6		WA CLTV	86.2%	87.0%
Depositor	CSFB Mtg Sec Corp		CLTV >80%	64.2%	64.7%
Seller	DLJ Mtg Capital, Inc.		CLTV >90%	39.4%	41.0%
Aggregator	DLJ Mtg Capital, Inc.		CLTV >95%	32.7%	35.5%
Rep Provider	DLJ Mtg Capital, Inc.		LB <$50,000	4.3%	3.4%
Master Servicer	N/A		LB $50k - $100k	20.2%	14.1%
Trustee	US Bank, NA		LB $100k - $150k	28.7%	18.0%
MI Provider	N/A		WA FICO	632	632
Monoline	N/A		<560 FICO	5.7%	8.9%
Credit Manager	MurrayHill		560 - 600 FICO	22.4%	20.3%
Federal Tax Status	REMIC		SF / TH / PUD	87.7%	89.7%
			2-4 Family	6.5%	5.6%
Originators	Group (%)	Total (%)	Condo	5.6%	4.5%
Provided Verbally			Manufactured Housing (MH)	0.3%	0.3%
			Other	0.0%	0.0%
			Primary	90.9%	93.4%
			Second	0.7%	0.7%
			Investment	8.4%	5.9%
Servicers	Group (%)	Total (%)	Full / Alt	58.6%	57.7%
SPS		35.0%	Stated / Limited	40.3%	41.5%
Wells		65.0%	NINA	1.0%	0.8%
			1st Lien	96.5%	96.5%
			2nd Lien	3.5%	3.5%
			State 1	CA	CA
			%	19.1%	25.8%
FICO	UPB	%	State 2	FL	FL
< 500	1,695,766	0.2%		9.5%	10.4%
500 - 519	8,273,570	1.0	State 3	TX	TX
520 - 539	23,324,306	2.9%		6.1%	4.7%
540 - 559	37,799,574	4.7	State 4	OH	AZ
560 - 579	60,085,970	7.5%		5.6%	4.5%
580 - 599	95,994,874	12.0	State 5	AZ	NV
600 - 619	115,715,739	14.5%		5.5%	4.1%
620 - 639	113,629,565	14.2	ARM / HYB	82.7%	82.7%
640 - 659	108,368,393	13.6	Fixed	17.3%	17.3%
660 - 679	87,880,651	11.0	Purchase	36.6%	45.8%
680 - 699	59,785,018	7.5	Refi-RT	10.7%	6.4%
700 - 719	32,603,112	4.1	Refi-CO	52.6%	47.8%
720 - 739	23,488,098	2.9	Size	350,492,657	799,740,390
740 - 759	16,242,059	2.0	AVG Balance	119,337	144,854
760 - 779	9,116,068	1.1	Loan Count	2,937	5,521
780 - 799	5,187,384	0.6	Interest Only (IO)	20.2%	23.9%
800 plus	550,244	0.1	Negative Amortization	0.0%	0.0%

Statistical Collateral Summary – Group 1

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled  scheduled balances as of the 8/01/05 cutoff date. Approximately 20.2% of the mortgage loans do not provide for any  payments of principal in the first two, three, five, seven, or ten y ears following origination. The final numbers will be  found in the prospectus supplement. Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively. The Original Loan-to-Value (OLTV) ratio displayed in the tables  below employ s the Combined Loan-to-Value (C LT V) ratio in t he case of second liens.

GWAC	ARM UPB	ARM %	FIX UPB	FIX %
0 - 4.5	0	0.0	0	0.0
4.5 - 5	3,923,016	0.5	569076	0.1
5 - 5.5	18,380,018	2.3	4,393,668	0.5
5.5 - 6	67,426,636	8.4	4,391,189	0.5
6 - 6.5	104,950,129	13.1	9,643,701	1.2
6.5 - 7	176,632,999	22.1	25,463,788	3.2
7 - 7.5	99,344,143	12.4	19,555,888	2.4
7.5 - 8	85,761,538	10.7	17,848,354	2.2
8 - 8.5	47,268,534	5.9	10,528,913	1.3
8.5 - 9	35,058,377	4.4	10,951,405	1.4
9 - 9.5	12,170,241	1.5	5,063,608	0.6
9.5 - 10	7,706,733	1.0	11,326,889	1.4
10 - 10.5	1,446,655	0.2	4,827,252	0.6
10.5 - 11	1,109,621	0.1	6,402,548	0.8
11 - 11.5	30,504	0.0	2,946,204	0.4
11.5 - 12	165,427	0.0	2,676,869	0.3
12 - 12.5	0	0.0	1,198,859	0.1
12.5 - 13	0	0.0	447,758	0.1
13 - 13.5	0	0.0	74,970	0.0
13.5 - 14	0	0.0	54,881	0.0
14 - 14.5	0	0.0	0	0.0
14.5 +	0	0.0	0	0.0

Ratings
Moody's Rating	Aaa	Class 1-A-1
S&P Rating	AAA	Class 1-A-1
Fitch Rating	AAA	Class 1-A-1
DBRS Rating		Class 1-A-1

Credit Enhancement
Subordination (not including OC)		19.20%
Prefund OC (%)		1.25%
Initial Target OC (%)		1.25%
Stepdown OC (%)
Stepdown Date		9/25/2008
Excess Interest (12m Avg, Fwd Libor)		Separate Cover